Exhibit 10.1

FIRST AMENDMENT

TO

COOPERATION AGREEMENT

This FIRST AMENDMENT TO COOPERATION AGREEMENT (this “Amendment”) is made, entered into on February 25, 2020, by and among Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”), Piton Capital Partners, LLC, a Delaware limited liability company (“Piton Partners”), and Kokino LLC, a Delaware limited liability Company (“Kokino” and, together with Piton Partners, “Piton”). Each of the Company, Piton Partners and Kokino are referred to herein as a “party” and collectively the Company, Piton and Kokino are referred to herein as “parties.”

WHEREAS, the parties entered into a Cooperation Agreement dated November 2, 2018 (the “Agreement”);

WHEREAS, in accordance with Section 16(f) of the Agreement, the parties desire to amend the Agreement to (i) extend the Termination Date and (ii) increase the Ownership Cap, in each case as set forth in more detail below, (iii) and make certain other conforming changes; and

WHEREAS, all capitalized, undefined terms used herein have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to the Agreement.

a. The term “2020 Annual Meeting” in Section 3 of the Agreement, which is included in the definition of “Termination Date”, is replaced with “2021 Annual Meeting”. For the avoidance of doubt, the term “2020 Annual Meeting” is not replaced in Sections 1(a) or 1(f).

b. The figure “12.5%” in Section 3(a)(i) of the Agreement, which is included in the definition of “Ownership Cap”, is replaced with “15%”.

c. The first sentence of the second paragraph of the resignation letter attached as Exhibit A to the Agreement is amended to read in its entirety as follows:

“I hereby irrevocably resign, effective immediately and subject to acceptance of my resignation by the Board, from my position as a director of Gulf Island Fabrication, Inc. and from any and all committees of its Board of Directors on which I serve, if at any time prior to the 2021 Annual Meeting, Piton’s beneficial ownership in the Company falls below the Piton Minimum Ownership other than as a result of issuances of Common Stock by the Company after the date hereof.”

d. Jones Walker LLP’s notice information in Section 12 of the Agreement is replaced with the following:

“Jones Walker LLP

445 North Blvd, Ste 800

Baton Rouge, LA 70802

Attention: Alexandra C. Layfield

Telephone: (225) 248-2030

E-mail: alayfield@joneswalker.com”

2. Extent of Amendments and References. Except as expressly modified herein, the Agreement is neither amended nor modified by this Amendment. Except as expressly modified herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect. From and after the effectiveness of this Amendment, the terms “this Agreement,” “hereof,” “herein,” “hereunder” and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement as amended by this Amendment. Further, the parties hereby agree that the Company will not request or propose any additional extension of the “Termination Date” as amended hereby.

3. Counterparts. This Amendment may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

4. Effectiveness of the Amendment. This Amendment shall take effect, if at all, immediately following the nomination by the Company’s Board of Directors of Rob Averick for re-election to the Board of Directors of the Company at the 2020 Annual Meeting, such nomination and election to be for a three year term.

5. Failure to Re-Elect Rob Averick to the Company Board of Directors. If Rob Averick is not elected to the Company’s Board of Directors at the 2020 Annual Meeting, then the Agreement, as amended by this Amendment, shall terminate as of the close of business on the date of the 2020 Annual Meeting.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their duly authorized representatives as of the date first written above.

GULF ISLAND FABRICATION, INC.

By:	/s/ Richard Heo
Name: Richard Heo
Title: Chief Executive Officer

PITON CAPITAL PARTNERS, LLC

By:	/s/ Stephen A. Ives
Name: Stephen A. Ives
Title: Vice President

KOKINO LLC

By:	/s/ Stephen A. Ives
Name: Stephen A. Ives
Title: Vice President

[Signature Page to First Amendment to Cooperation Agreement]